CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment # 596/598 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated April 29, 2014 on the financial statements and financial highlights of Orinda SkyView Multi-Manager Hedged Equity Fund and Orinda SkyView Macro Opportunities Fund, each a series of Advisors Series Trust.   Such financial statements and financial highlights appear in the 2014 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 27, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment # 596/598 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated April 29, 2014 on the financial statements and financial highlights of Orinda Income Opportunities Fund, a series of Advisors Series Trust.   Such financial statements and financial highlights appear in the 2014 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 27, 2014